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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-69004 of Vishay Intertechnology, Inc. on
Form S-4 of our report dated February 7, 2001, appearing in the Annual Report on Form 10-K of General Semiconductor, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


Jericho, New York
September 25, 2001